UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐  Preliminary Proxy Statement
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☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

MINRAD INTERNATIONAL, INC..
(Name of registrant as specified in its charter)

N/A
(Name of person(s) filing proxy statement, if other than the registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSALS REQUIRING YOUR VOTE PROPOSAL NO. 1 Election Of Directors
PROPOSALS REQUIRING YOUR VOTE PROPOSAL NO. 2 Amendment of the 2004 Equity Incentive Plan
FEES OF INDEPENDENT PUBLIC ACCOUNTANTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
THE BOARD OF DIRECTORS AND COMMITTEES
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCKHOLDER PROPOSALS
ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB
OTHER MATTERS

MINRAD INTERNATIONAL, INC.
50 Cobham Drive
Orchard Park, New York 14127
(716) 855-1068

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of the Stockholders of Minrad International, Inc. (the “Company”) will be held at 50 Cobham Drive; Orchard Park, NY 14127 at 4:00 p.m., local time on Wednesday, May 14, 2008, for the following purposes:

1. To elect eight (8) directors to hold office for a term of one year and until their successors are elected and qualified; and

2. To amend the Company’s 2004 Stock Option Plan to increase the aggregate number of shares of common stock that may be issued pursuant to by the plan by 4,000,000 shares; and

3. To transact such other business as may properly be brought before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on March 31, 2008 as the record date for determination of stockholders who are entitled to notice of, and to vote at, the meeting any adjournments thereof.

All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend in person, you are urged to fill in the enclosed proxy and to sign and forward it in the enclosed business reply envelope, which requires no postage if mailed in the United States. It is important that your shares be represented at the meeting in order that the presence of a quorum may be assured. Any stockholder who signs and sends in a proxy may revoke it by executing a new proxy with a later date, by written notice of revocation to the secretary of the company at any time before it is voted, or by attending the meeting and voting in person.

By Order of the Board of Directors

/s/  William H. Burns
William H. Burns
Chairman and Chief Executive Officer

Orchard Park, New York
April 21, 2008

YOUR VOTE IS IMPORTANT

REGARDLESS OF THE NUMBER OF SHARES OF STOCK THAT YOU HOLD. YOUR COOPERATION IN PROMPTLY VOTING YOUR SHARES BY TELEPHONE OR INTERNET OR BY COMPLETING, DATING, SIGNING AND RETURNING YOUR PROXY WILL HELP LIMIT EXPENSES INCIDENT TO PROXY SOLICITATION.

MINRAD INTERNATIONAL, INC.
50 Cobham Drive
Orchard Park, New York 14127
(716) 855-1068

PROXY STATEMENT

Solicitation of Proxies

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Minrad International, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held at 50 Cobham Drive, Orchard Park, NY 14127 at 4:00 p.m., local time on Wednesday, May 14, 2008, and at any and all adjournments thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Accompanying this Proxy Statement is the Board of Directors’ Proxy for the Annual Meeting, which you may use to indicate your vote as to the proposals described in this Proxy Statement. In addition to solicitation by use of the mail, certain of our officers and employees may, without receiving additional compensation therefore, solicit the return of proxies by telephone, facsimile, e-mail, or personal interview. We have requested that brokerage houses and custodians, nominees and fiduciaries forward soliciting materials to their principals, the beneficial owners of common stock, and have agreed to reimburse them for reasonable out-of-pocket expenses in connection therewith.

Mailing of Proxy Statement and Proxy Card

Our Annual Report for 2007 on Form 10-KSB has also been delivered to you, but is not to be considered part of the solicitation material. We will pay the cost for preparing, printing, assembling and mailing this Proxy Statement and the Proxy Card and all of the costs of the solicitation of the proxies. In addition to the use of the mail, proxies may be solicited by personal interviews and telephone by directors, officials and employees of the Company. Arrangement will be made with brokerage houses, banks, and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of our stock, and the Company will reimburse them for their reasonable out of pocket expenses.

Our principal executive offices are located at 50 Cobham Drive, Orchard Park, New York 14127. This Proxy Statement and the accompanying Proxy Card are first being mailed to stockholders on or about April 24, 2008.

Revocation of Proxies

A stockholder may revoke his or her proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote his or her shares in person.

Record Date and Voting

The close of business on March 31, 2008 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment of the Annual Meeting. As of the record date, we had outstanding 48,768,266 shares of common stock, par value $.01 per share.

Each holder of common stock of record is entitled to one vote for each share held on all matters to come before the meeting. All proxies which are returned will be counted by the Inspector of Elections in determining the presence of a quorum and on each issue to be voted on for which a vote was cast. An abstention from voting or a broker non-vote will not be counted in the voting. Stockholders do not have cumulative voting rights.

The shares represented by proxies that are returned properly signed and completed will be voted in accordance with each stockholder’s directions. If the proxy card is signed and returned without direction as to how the shares are to be voted, the shares will be voted as recommended by the Board of Directors.

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL NO. 1

Election Of Directors

In accordance with our Articles of Incorporation and Bylaws, the Board of Directors consists of not less than one nor more than twelve members, with the exact number to be determined by the Board of Directors. At each annual meeting of stockholders of the Company, directors are elected for a term of one year and until their successors are elected or appointed. Our Bylaws provide for the election of directors at the annual meeting of the stockholders of the Company. The Board of Directors proposes the election of the eight nominees named below.

Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below, unless authority is withheld. If any such person is unable or unwilling to serve as a nominee for the office of director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill the vacancy. The Board of Directors has no reason to believe that any nominee will be unwilling or unable to serve if elected a director.

The Board of Directors proposes the election of the following nominees as members of the Board of Directors:

•	William H. Burns, Jr.

•	David DiGiacinto

•	David Donaldson

•	Donald F. Farley

•	Duane Hopper

•	Robert Lifeso

•	Theodore Stanley

•	Brett Zbar

If elected, the nominees are expected to serve for a term of one year and until their successors are elected or appointed.

Information With Respect to each Nominee and Executive Officers

The following table sets forth certain information regarding our directors and executive officers as of March 31, 2008.

Directors and Executive Officers

The following table identifies our directors and executive officers as of March 31, 2008.

Name	Age	Position

William H. Burns, Jr.	58	Chairman of the Board and Chief Executive Officer
Charles Trego, Jr.	57	Executive Vice President, Chief Financial Officer
Dennis Goupil	58	Executive Vice President, Chief Technology Officer
John McNeirney	75	Senior Vice President
Kirk Kamsler	57	Senior Vice President of Commercial Development
William Rolfe	62	Vice President, Controller,
Richard Tamulski	60	Vice President, Treasurer
Terrence Vollrath	51	Vice President, Operations
David DiGiacinto	54	Director
David Donaldson(3)(4)	65	Director
Donald Farley(3)	65	Director
Duane Hopper(1)(2)	61	Director
Robert Lifeso(1)(2)	62	Director
Theodore Stanley(1)	68	Director
Brett Zbar(2)	35	Director

(1)	Audit Committee member

(2)	Compensation Committee member

(3)	Corporate Governance Committee member

(4)	Nominating Committee member

William H. Burns, Jr. has served as Chairman and Chief Executive Officer of Minrad International, Inc. since December 2004 and Minrad Inc. since its inception in 1994. He previously served as President of Minrad International from December 2004 to January 2006 and Minrad Inc. from its inception in 1994. Prior to founding Minrad Inc., Mr. Burns was President and Chief Executive Officer of Matrx Medical Inc. from 1988 to 1994. Prior to that, he spent 13 years with the British Oxygen Corporation, or BOC, in progressive management positions including Vice President of Marketing of its Anaquest division, the developers of inhalation anesthesia technology. He is a two-time recipient of the Industry/University Technology Discovery Award. He earned a BBA at St. Norbert College and an MBA at Marquette University.

Charles Trego, Jr. has served as the Chief Financial Officer and Executive Vice President of Minrad International, Inc. since March 2008. Mr. Trego joined the Company from Hardinge, Inc , a global machine tool manufacturer, where he had been the Chief Financial Officer and Senior Vice President since October 2005. His previous experience included , serving as Chief Financial Officer and Executive Vice President for Rich Products Corp., an international food manufacturer and marketer from 1989 to 2003 and serving as Chief Financial Officer and Treasurer for Latham International., a multinational swimming pool manufacturer and marketer from 2003 until September 2005. He received his B.S. in Accounting and a MBA from the University of Dayton. He also earned his CPA designation from the State of Ohio.

Dennis Goupil has served as the Chief Technology officer and Executive Vice President since January 2008 and Senior Vice President of Research and Development of Minrad Inc since June 2007. Prior to joining Minrad, Mr. Goupil was employed at Biocure, Inc., an early stage medical device company. Where he was the Chief Technical Officer and Vice President Research & Development, a position he has held since 1999. Earlier in his career, Mr. Goupil held management positions at Boston Scientific, Datascope Corporation, Pharmacia Inc. and Cytotherapeutics.

John McNeirney has served as the Senior Vice President of Minrad International Inc. since December 2004 and Minrad Inc. since he joined the company in August 1996. Until January 2008, Mr. McNeirney also held the position of Chief Technology Officer. Prior to joining Minrad Inc., Mr. McNeirney served in various senior executive positions in health care with BOC from 1983 to 1992, Richardson-Vick Inc. from 1975 to 1983, and The Upjohn Company from 1964 to 1972. Mr. McNeirney has authored 56 U.S. patents and holds a BS in Chemical Engineering and an MS in Microbiology from Carnegie Mellon University.

Kirk Kamsler has served as Senior Vice President of Commercial Development of Minrad International, Inc. since December 2004 and Minrad Inc. since June 1, 2004. He has served in various other sales and marketing positions since he joined Minrad Inc. in October 1999. From 1996 to 1999, Mr. Kamsler served as the Vice President of Sales and Marketing of Cardiac Controls Inc. He also has held senior marketing and sales positions with Marquette Electronics Inc. from 1989 to 1996, Matrx Medical Inc. from 1985 to 1989, and Davis & Geck a division of American Cyanamid Corporation from 1981 to 1984. Mr. Kamsler is a graduate of St. Lawrence University.

William Rolfe has served as the Controller since January 2006 and Controller of Minrad Inc since September 2004, He served as interim CFO of Minrad from August 2006 to March 2008.. From 1999 to 2004, he was the President of Pharmatech Products LLC. Mr. Rolfe served as the CFO of Republic Drug Company from 1995 to 1999. From 1990 to 1995, he was the General Manager of Starline Products Inc. Prior to these positions, Mr. Rolfe served in a variety of financial management positions after having been a CPA with KPMG. He is a graduate of Canisius College.

Richard Tamulski has served as Vice President Treasurer of Minrad International, Inc. since January 1, 2006. He previously served as Chief Financial Officer, Vice President of Finance and other positions since joining Minrad Inc. in March 2003. Mr. Tamulski was President, CEO and COO of Brand Names Sales Inc., a catalog and showroom retailer, from 1996 to 2002. Prior to that, he had served as the Vice President of Finance of Brand Names from 1989 to 1995. He has over 30 years of experience in finance including as a CPA with a predecessor of KPMG LLP. He is a graduate of St. Bonaventure University and holds a MBA from the University of Rochester.

Terrence Vollrath has served as the Vice President of Operations since August 2007. From 1999 until joining Minrad, Mr Vollrath had been an independent consultant to the pharmaceutical, chemicals, biotech and manufacturing industries. Prior to that, Mr. Vollrath held an operations management positions at Aerojet Fine Chemicals and Abbott Laboratories. Mr. Vollrath received his Bachelor of Science degree in Chemical Engineering from the University of Wisconsin and his Masters of Business Administration from Lake Forest Graduate School of Management.

David DiGiacinto has served as a director of Minrad International, Inc. since December 2004 and Minrad Inc. since 2002. Mr. DiGiacinto joined Spencer Trask Specialty Group LLC in 2000 and is currently a Senior Managing Director. Before joining Spencer Trask he spent 18 years at Pfizer, Inc. and six years as a captain in the U.S. Air Force. Mr. DiGiacinto also currently serves on the Board of Directors of Vyteris Holdings (Nevada), Inc. and several privately-held companies. He is a graduate of the United States Military Academy at West Point. As of April 1, 2008, Mr. DiGiacinto became President and Chief Operating Officer of Minrad International.

David Donaldson has served as a director of Minrad International, Inc. since December 2004 and Minrad Inc. since June 2004. Since 1970, Dr. Donaldson has served as a professor of Dentistry at the University of British Columbia, Canada, where he is currently the head of the Division of Pain and Anxiety Control. He has chaired two other departments since 1970: Oral Maxillo Facial Surgery and Oral Surgical and Medical Science. Dr. Donaldson previously held the position of Director of Pain and Anxiety control in the Faculty of Dentistry, an area in which he is considered an expert and in which he has published extensively. In 2007 He was awarded a fellowship in the American Academy of Oral Facial Pain. He received his BDS at St. Andrews University, Scotland in 1965. Dr. Donaldson completed his Fellowship in Dental Surgery through the Royal College of Surgeons, Edinburgh, Scotland in 1969 and received his Masters degree in Prosthodontics from Dundee University in 1971.

Donald Farley has served as a director of Minrad International, Inc. since December 2004 and Minrad Inc. since 2002. For more than five years, Mr. Farley has served as Chief Executive Officer of SpencerTrask Specialty Group LLC., an affiliate of Spencer Trask Ventures. Prior to joining Spencer Trask, Mr. Farley held numerous positions at Pfizer, Inc. over a thirty-year period, culminating in his position as President of the Consumer Health Care Group. Mr. Farley currently serves on the Board of Directors of other companies, including Vyteris Holdings (Nevada), Inc. He holds a BS in Chemical Engineering from the University of Rhode Island and a MBA from the University of Hartford.

Duane Hopper has served as a director of Minrad International, Inc. since December 2004 and Minrad Inc. since June 2004. Since 1998, Mr. Hopper has been a private consultant in the medical device industry. He was President, Chief Executive Officer and Chief Operating Officer of Graphic Controls Corporation from 1992 until 1998, when it was acquired by Tyco International, Inc. Prior to that time period, he was Vice President and General Manager of the Medical Products Division of Graphic Controls Corporation from 1988 until 1992. He served in executive positions with other medical products companies during the 1970s and 1980s including Air Products and Chemicals, Inc., Zimmer, Inc., Surgilase, Inc. and Ohmeda, Inc. He earned a Masters in Management Degree from the Kellogg Graduate School of Management at Northwestern University in 1974 and a Bachelor’s Degree in Biology from the University of Virginia in 1968. He served as an officer in the U.S. Air Force from 1968 until 1972, including one year as a combat aircrew member in Southeast Asia.

Robert Lifeso, MD is a co-founder of Minrad Inc. and has served as a director of Minrad International, Inc. since December 2004 and Minrad Inc. since 1994. From July 1997 to January 2006, he served as the Director of the Spine Center at Erie County Medical Center in Buffalo, New York. Previously, Dr. Lifeso served as Chief of Orthopedic Surgery at the Veterans Hospital in Buffalo, as well as the King Faisal Hospital in Saudi Arabia. He received his FRCSC and MD from the University of Toronto and has published over 60 peer-reviewed articles.

Theodore Stanley, MD has served as a director of Minrad International since March 2007. He is a Professor of Anesthesiology at the University of Utah, where he has been employed for the past 30 years. Dr. Stanley graduated from Columbia College and then Columbia University Medical School before completing a residency in anesthesiology at the Columbia-Presbyterian Medical Center. Dr. Stanley was director of research at the University of

Utah for over 20 years and is internationally known for his developmental work on opioids, other intravenous anesthetics and novel drug delivery techniques. In 1985, he co-founded Anesta, a drug delivery company with two FDA-approved products: fentanyl Oralet and Actiq. In 1996, Dr. Stanley co-founded ZARS, a specialty pharmaceutical company of which he is currently Chairman of the Board.

Brett Zbar, MD has served as a director of Minrad International since March 2007. He is a Principal at Aisling Capital LLC, a private equity firm that invests in life science companies. Previously, Dr. Zbar was an Associate Principal at McKinsey & Company and a member of the Pharmaceuticals and Medical Products practice. Prior to joining McKinsey, Dr. Zbar trained on the Osler internal medicine service at Johns Hopkins Hospital. He received his MD from Harvard Medical School and his BA from Yale College.

If a quorum is present at the meeting, the nine nominees for director who receive the largest number of votes in favor of their election will be elected.

The Board of Directors Unanimously Recommends That Stockholders Vote FOR the Election of All of the Nominees.

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL NO. 2

Amendment of the 2004 Equity Incentive Plan

The Board of Directors proposes to amend the Company’s 2004 Stock Option Plan (Option Plan) to increase the number of shares of common stock which may be issued pursuant to the plan covered by the plan by 4,000,000 shares.

The purpose of the Option Plan is to provide an incentive to attract and retain qualified and competent persons as employees, directors and consultants, upon whose efforts and judgment our success is largely dependent, through the encouragement of stock ownership. The Option Plan provides for the grant of options intended to qualify as incentive stock options or ISOs under Section 422 of the Internal Revenue Code and options that are not intended to so qualify, which we refer to as Nonstatutory Stock Options.

The total number of shares of common stock currently reserved for issuance under the Option Plan is 7,170,500. If any option granted pursuant to the Option Plan terminates, expires, or is canceled or surrendered, in whole or in part, shares subject to the unexercised portion may again be issued pursuant to the exercise of options granted under the Option Plan. The shares acquired upon exercise of options granted under the Option Plan, will be authorized and unissued shares of common stock. To date, no options have been issued under the Option Plan.

ADMINISTRATION.

The Option Plan is administered by the Compensation Committee of the Board of Directors, which selects the eligible persons to whom options will be granted. The Compensation Committee also determines the number of shares of common stock subject to each option, the exercise price therefore and the periods during which options are exercisable. Further, the Compensation Committee interprets the provisions of the Option Plan and, subject to certain limitations, may amend the Option Plan. Each option granted under the Option Plan will be evidenced by a written agreement between the optionee and the Company.

ELIGIBILITY.

Options may be granted under the Option Plan to all employees (including officers), directors and certain consultants and advisors of the Company or any subsidiary of the Company. For the purposes of the Option Plan, a subsidiary of the Company includes any subsidiary in an unbroken chain of corporations beginning with the Company, if each of the corporations in the unbroken chain other than the last corporation owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in the chain. ISOs may be granted only to persons who are employees. Upon receiving grants of options, each holder of the options will enter into an option agreement with the Company that contains the terms and conditions deemed necessary by the administrator of the plan.

TERMS AND CONDITIONS OF OPTIONS.

The Compensation Committee has the authority to grant either ISOs or NQSOs at such prices as determined by the committee, but in the case of ISOs at a price not less than the fair market value of the Company’s Common Stock at the date of grant. The fair market value of the Company’s Common Stock will generally be the closing price, if the shares are then listed on a national stock exchange or reported on NASDAQ, or if the shares are not then listed, the value that the committee, acting in good faith and in its sole discretion determines. The purchase price of any shares purchased on the exercise of options will be paid in full at the time of each purchase in one or more or a combination of the following methods: (a) in case, (b) by delivery of shares of Common Stock already owned by the option holder having a fair market value equal to the exercise price, or (c) in the sole discretion of the committee, through a cashless exercise procedure whereby the participant may pay the exercise price by directing that shares otherwise deliverable upon exercise of the option be withheld and deemed surrendered or cancelled.

Options granted under the Option Plan may not have a term in excess of ten years. Options granted under the Option Plan are not transferable, except by will and the laws of descent and distribution.

The Compensation Committee may in its sole discretion accelerate the date on which any option may be exercised and may accelerate the vesting of any shares subject to any option or previously acquired by the exercise of any option. The committee may also, in its sole discretion, by giving written notice cancel, effective upon the date of the consummation of certain corporate transactions that would result in an option becoming fully exercisable, any option that remains unexercised on such date. Such notice will be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after shareholder approval of such corporate transaction.

Our current reserves will not be sufficient to carry our equity program through the next year. Without an adequately funded program, it would be extremely difficult to plan for an equity component of compensation going forward. On March 19, 2008, the compensation committee reviewed our existing equity plans, our history of granting stock options, and our intentions for using equity as part of our total compensation program for the coming year. This will result in a shortage of shares going forward that will impact our ability to remain competitive in attracting and retaining employees unless and until our shareholders approve the issuance of additional shares. Following that review, the compensation committee recommended to the board on March 19, 2008, the board approved on March 28, 2008, subject to shareholder approval, an increase of 4,000,000 shares available for issuance under the 2004 Equity Incentive Plan.

The effect of the proposed shares increase would be as follows:

Shares currently authorized	7,170,500
Proposed increase	4,000,000

Proposed total authorized	11,170,500

All shares are subject to adjustment for stock splits, stock dividends and certain transactions affecting our capital stock.

Our board believes that the requested additional shares to the 2004 Stock Option Plan will provide sufficient shares to meet our needs for equity awards until the 2009 annual meeting of shareholders.

As of April 8, 2008, the number of shares approved for both the employee pool under our 2004 Stock Option Plan and our 2005 Director Stock Option Plan was 7,170,500. Of the 7,170,500 shares which were available under both plans 978,319 have been previously exercised and 5,196,911 were outstanding under previous option grants, the remaining 995, 270 were available for future grants under the two plans.

On April 1, 2008, David DiGiacinto was granted 2,063,750 options as he assumed the Chief Operating Officer and President of Minrad, this option grant is contingent upon this amendment to increase the size of authorized shares under the 2004 Equity Incentive Plane by 4,000,000 shares.

Unless marked otherwise, proxies received will be voted FOR the amendment to the 2004 Stock Option Plan. A majority of the votes cast is required for approval of the amendment.

The Board of Directors Unanimously Recommends That Stockholders Vote FOR the Amendment of the 2004 Equity Incentive Plan.

FEES OF INDEPENDENT PUBLIC ACCOUNTANTS

Fees of Independent Public Accountants

The fees billed to us by our independent auditors, Freed, Maxick & Battaglia, CPAs, PC (Freed), for services were as follows:

Audit Fees.  This category consists of fees for the audit of financial statements included in our annual report on Form 10-KSB, the review of financial statements included in our quarterly reports on Form 10-QSB and services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements for the fiscal periods indicated above. For the years ended December 31, 2007 and 2006, Freed billed us for audit fees in the amount of approximately $215,000 and $190,000, respectively.

Audit-Related Fees.  This category consists of assurance and related services by the independent auditor that are reasonably related to the performance of the audit and review of financial statements and not reported under audit fees. It also includes fees incurred in connection with the issuance of consents related to SEC registration statements, our current reports on Form 8-K and Form 8-K/A. For the years ended December 31, 2007 and 2006, Freed billed us $10,324 and $46,341, respectively.

Tax Fees.  This category consists of professional services rendered by the independent auditor for tax compliance and tax planning. The services under this category include tax preparation and technical advice. For the years ended December 31, 2007 and 2006, Freed billed us $23,118 and $33,028, respectively.

All Other Fees.  This category consists of fees not covered by Audit Fees, Audit Related Fees, and Tax Fees. For the years ended December 31, 2007 and 2006, Freed did not provide us with any other services beyond those described under audit fees, audit-related fees or tax fees.

Pre-approval Policy for Audit and Non-Audit Services.  Our audit committee may pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditor, subject to any de minimus exceptions described in the Exchange Act which are approved by our audit committee prior to the completion of the audit. Our audit committee may form and delegate authority to subcommittees consisting of one or more committee members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittees to grant pre-approvals will be presented to the full audit committee at its next scheduled meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information with respect to beneficial ownership of our common stock as of February 15, 2008, by: (1) each person or “group,” as that term is used in Section 13(d)(3) of the Exchange Act, known to us to have owned beneficially more than 5% of our outstanding common stock; (2) each of our directors and executive officers; and (3) all of our directors and executive officers as a group.

We determined beneficial ownership in accordance with the rules of the SEC. Unless otherwise indicated below, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. Shares of common stock subject to any warrants or options that were exercisable on or within 60 days of February 15, 2008, are deemed outstanding for the purpose of computing the percentage ownership of the person holding the warrants or options, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The beneficial ownership percentages in the table below of any person are based on 48,708,802 shares of our common stock subject to any warrants or options that were exercisable on or within 60 days of February 15, 2008, are deemed outstanding for the purpose of computing the percentage ownership of the person holding the warrants or options, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person:

Name of Beneficial Owner	Shares	Percent

Beneficial owners of 5% of our common stock & affiliates(1)
Kevin Kimberlin Partners L.P.(2)	6,933,084	13.3%
HealthCor Management L.P.(3)	6,000,000	12.3%
Laird Q. Cagan(4)	5,541,928	11.0%
Lehman Brothers Holding, Inc.(5)	4,646,983	9.5%
Wellington Management Company, LLP(6)	3,880,800	8.0%
New England Partners Capital LLC(7)	3,339,192	6.9%
Laminar Direct Capital, LP(8)	3,208,427	6.2%
Aisling Capital II L.P.(9)	2,603,000	5.3%

Sub-Total for all 5% owners & affiliates	36,153,414	63.7%

Directors & executive officers(10)
William H. Burns, Jr.(11)	2,224,624	4.5%
David DiGiacinto(12)	55,536	0.1%
David Donaldson(13)	55,318	0.1%
Donald F. Farley(14)	365,150	0.7%
Duane Hopper(15)	141,210	0.3%
Robert Lifeso(16)	753,484	1.5%
Theodore Stanley(17)	56,941	0.1%
Brett Zbar(18)	25,000	0.1%
Charles Trego, Jr.(19)	—	0.0%
Dennis Goupil(20)	50,144	0.1%
Kirk Kamsler(21)	163,844	0.3%
John McNeirney(22)	185,520	0.4%
William Rolfe(23)	45,538	0.1%
Richard Tamulski(24)	90,538	0.2%
Terrence Vollrath(25)	10,144	0.0%

All directors and executive officers as a group (15 persons)(26)	4,222,991	8.4%

(1)	Excludes shares held by directors and executive officers, who as a group beneficially own in excess of 5% of the outstanding common stock of the Company.

(2)	Includes (i) 3,548,455 shares held by Kevin Kimberlin Partners L.P. (KKP) and various affiliates, (ii) 3,384,629 shares of common stock that KKP or its affiliates has the right to acquire by exercising warrants that are exercisable within 60 days of February 15, 2008. Kevin Kimberlin, the General Partner of KKP & its affiliates. Address: 535 Madison Ave. 12th Floor NY, NY 10022

(3)	Includes 6,000,000 shares held by HealthCor Management, L.P. , HealthCor Associates, LLC, HealthCor Offshore, Ltd, HealthCor Hybrid Offshore, Ltd., HealthCor Group, LLC, HealthCor Capital, L.P., HealthCor, L.P., Mr. Arthur Cohen, and Mr. Joseph Healey. Address: Carnegie Hall Tower 152 West 57th Street, 47th Floor New York, NY 10019.

(4)	Includes (i) 3,795,432 shares held directly by Mr. Cagan, (ii) 249,100 shares held by Cagan McAfee Capital Partners, LLC, an entity in which Mr. Cagan owns a 50% interest and shares voting and dispositive power, (iii) 1,472,396 shares that Mr. Cagan has the right to acquire by exercising warrants that were exercisable within 60 days of Feb. 15, 2008 and (iv) 25,000 shares that Mr. Cagan has the right to acquire by exercising options that were exercisable within 60 days of Feb. 15, 2008. Address C/O Cagan McAfee Capital Partners, LLC 10600 N. DeAnza Blvd. Suite 250, Cupertino, CA 95014

(5)	Includes 4,646,983 shares held by Lehman Brothers Holdings Inc., Lehman Brothers Inc. and LBI Group Inc. Address: 745 Seventh Avenue New York, NY 10019

(6)	Address: 75 State St. Boston, MA 02109

(7)	Address: One Boston Place, Suite 3630 Boston, Massachusetts 02108

(8)	Includes 3,208,427 shares that Laminar Direct Capital L.P. or its affiliates has the right to acquire by exercising warrants that are exercisable within 60 days of February 15, 2008. The affiliates are Laminar Direct Capital GP Inc., D.E. Shaw & Co., L.P., and David E. Shaw. Address: 120 W. 45th Street, Tower 45, 39th Floor New York, NY 10036.

(9)	Includes 2,603,000 shares held by Aisling Capital II, LP, a Delaware limited partnership (“Aisling”), Aisling Capital Partners, LP, a Delaware limited partnership (“Aisling Partners” and general partner of Aisling), Aisling Capital Partners, LLC, a Delaware limited liability company (“Aisling Partners GP” and general partner of Aisling Partners), Mr. Dennis Purcell (“Mr. Purcell” and a managing member of Aisling Partners GP), Mr. Andrew Schiff (“Mr. Schiff” and a managing member of Aisling Partners GP), and Mr. Steve Elms (“Mr. Elms” and a managing member of Aisling Partners GP). In their capacity as managing members of Aisling Partners GP, each of Messrs. Purcell, Schiff and Elms may be deemed to be beneficial owners of the securities held for the account of Aisling. Address 888 7th Ave., 30th Floor, New York, NY 10106.

(10)	The address for all directors and executive officers is: 50 Cobham Dr. Orchard Park, NY 14127

(11)	Includes (i) 1,470,538 shares held by Mr. Burns and (ii) 754,086 shares that Mr. Burns has the right to acquire pursuant to options that were exercisable within 60 days of Feb 15, 2008.

(12)	Includes (i) 4,036 common shares held by Mr. DiGiacinto and (ii) 51,500 shares that Mr. DiGiacinto has the right to acquire pursuant to options that were exercisable within 60 days of Feb. 15, 2008. Mr. DiGiacinto is a Senior Managing Director of Spencer Trask Specialty Group, LLC.

(13)	Includes (i) 3,818 common shares held by Mr. Donaldson and (ii) 51,500 shares that Mr. Donaldson has the right to acquire pursuant to options that were exercisable within 60 days of Feb. 15, 2008.

(14)	Includes (i) 291,578 shares held by Mr. Farley, (ii) 22,072 shares that Mr. Farley has the right to acquire pursuant to outstanding warrants that were exercisable within 60 days of Feb 15, 2008 and (iii) 51,500 shares that Mr. Farley has the right to acquire pursuant to outstanding options that were exercisable within 60 days of Feb. 15, 2008.

(15)	Includes (i) 89,710 shares held by Mr. Hopper and (ii) 51,500 shares that Mr. Hopper has the right to acquire pursuant to options that were exercisable within 60 days of Feb. 15, 2008.

(16)	Includes (i) 681,984 shares held by Dr. Lifeso and (ii) 71,500 shares that Dr. Lifeso has the right to acquire pursuant to options that were exercisable within 60 days of Feb. 15, 2008.

(17)	Includes (i) 31,941 shares held by Dr. Stanley and (ii) 25,000 shares that Dr. Stanley has the right to acquire pursuant to options that were exercisable within 60 days of Feb. 15, 2008.

(18)	Includes (i) 0 shares held by Dr. Zbar and (ii) 25,000 shares that Dr. Zbar has the right to acquire pursuant to options that were exercisable within 60 days of Feb. 15, 2008. Does not include the 2,603,000 held by Aisling Capital II L.P. described in footnote (9) above. Dr. Zbar is a principal at Aisling Capital, but does not hold sole voting and dispositive power.

(19)	Includes (i) 0 shares held by Mr. Trego and (ii) 0 shares that Mr. Trego has the right to acquire pursuant to options that were exercisable within 60 days of Feb 15, 2008.

(20)	Includes (i) 144 shares held by Mr. Goupil and (ii) 50,000 shares that Mr. Goupil has the right to acquire pursuant to options that were exercisable within 60 days of Feb 15, 2008.

(21)	Includes (i) 6,344 shares held by Mr. Kamsler, and (ii) 157,500 shares that Mr. Kamsler has the right to acquire pursuant to options that were exercisable within 60 days of Feb. 15, 2008.

(22)	Includes (i) 42,020 shares held by Mr. McNeirney and (ii) 143,500 shares that Mr. McNeirney has the right to acquire pursuant to options that were exercisable within 60 days of Feb. 15, 2008.

(23)	Includes (i) 538 shares held by Mr. Rolfe and (ii) 45,000 shares that Mr. Rolfe has the right to acquire pursuant to options that were exercisable within 60 days of Feb 15, 2008.

(24)	Includes (i) 20,538 shares held by Mr. Tamulski and (ii) 70,000 shares that Mr. Tamulski has the right to acquire pursuant to options that were exercisable within 60 days of Feb 15, 2008.

(25)	Includes (i) 144 shares held by Mr. Vollrath and (ii) 10,000 shares that Mr. Vollrath has the right to acquire pursuant to options that were exercisable within 60 days of Feb 15, 2008.

(26)	Officers & Directors as a group includes (i) 2,643,333 common stock held, (ii) warrants to acquire 22,072 shares of common stock, and (iii) 1,532,586 options to purchase common stock that were exercisable by members of the group within 60 days of Feb. 15, 2008.

THE BOARD OF DIRECTORS AND COMMITTEES

Meetings of the Board of Directors and its Committees

The Board of Directors held six meetings during 2007. Each of the directors attended at least 75 percent of the aggregate of the total number of meetings of the Board of Directors and total number of meetings held by all committees of the Board on which he served.

Director Independence

The Board of Directors has affirmatively determined that each of the six non-management directors, David Donaldson, Donald Farley, Duane Hopper, Robert Lifeso, Theodore Stanley, and Brett Zbar is an independent director under the general guidelines for determining director independence of the American Stock Exchange and the rules of the SEC.

Audit Committee

The board’s standing Audit Committee is comprised of Duane Hopper (chairperson), Robert Lifeso and Theodore Stanley. Our Board of Directors has determined that each of the three members of the Audit Committee meets the independence requirements under SEC Rule 10A-3(b) and the rules of the American Stock Exchange. Our Board of Directors has determined that Duane Hopper, the Chairperson of the Audit Committee, qualifies as an Audit Committee Financial Expert, as defined under SEC regulations.

The Audit Committee operates under a written charter adopted by the Audit Committee and the Board of Directors. The charter may be accessed at our website at www.minrad.com. The Audit Committee reviews the scope and results of the annual audits, receives reports from our independent public accountants, and reports the committee’s findings to the Board of Directors.

As more fully described in the Audit Committee Charter, the Audit Committee is responsible for assisting the Board of Directors with oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence and (4) the performance of the Company’s internal accounting function and independent registered auditors. The Audit Committee has the direct authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors.

The Audit Committee held six meetings during 2007.

Compensation Committee

The board’s Compensation Committee is comprised of Duane Hopper, Robert Lifeso, and Brett Zbar. The Charter of our Compensation Committee is available on our website at www.minrad.com. The Compensation Committee, in addition to such other duties as may be specified by the Board of Directors, reviews the compensation and benefits of senior managers and makes appropriate recommendations concerning their compensation to the Board of Directors, and administers our 2004 Stock Option Plan. The compensation committee charter permits the committee to delegate its authority to subcommittees and to delegate its authority to grant options (other than to the Chief Executive Officer) to an officer of the Company. The compensation of Mr. Burns, who is our Chief Executive Officer, and David DiGiacinto, our President and Chief Operating Officer, are fixed under the terms of employment agreements (see “Executive Compensation,” below).

The Compensation Committee held seven meetings during 2007.

Nominating Committee Functions

The Board of Director’s nominating committee is comprised of David Donaldson and two currently open positions. The primary purposes of the Nominating Committee are to recommend qualified individuals to the Board of Directors for selection by the board as nominees for election to the board, and to recommend directors for selection by the board to serve on the committees of the board. The Nominating Committee has adopted a charter and a copy is available on our website at www.minrad.com. Our Board has determined that all of its members are independent under the general guidelines for determining director independence of the American Stock Exchange listing standards and the rules of the SEC.

The Nominating Committee has adopted a policy for evaluating the qualifications of potential board nominees. The committee considers nominees from all sources, including shareholders. Shareholder nominees are evaluated by the same criteria used to evaluate potential nominees from other sources. Minimally, the committee’s evaluation policy provides that nominees should have a reputation for integrity, honesty and adherence to high ethical standards. They should have demonstrated business experience and the ability to exercise sound judgment in matters related to the current and long-term objectives of the Company, and should be willing and able to contribute positively to the decision-making process of the Company. Nominees should have a commitment to understand the Company, its products, and the anesthetic/analgesic and medical device industry, and to attend regularly and participate fully in meetings of the Board and its committees. In addition, they should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of the Company’s or to fulfill the responsibilities of a director. The value of diversity on the Board should be considered and the particular or unique needs of the Company shall be taken into account at the time a nominee is being considered. Additionally, the Nominating Committee considers the respective qualifications needed for directors serving on various committees of the Board, and serving as chairs of such committees. In recruiting and evaluating nominees, the Committee considers the appropriate mix of skills and experience and background needed for members of the Board and for members of each of the Board’s committees, so that the Board and each committee has the necessary resources to perform its respective functions effectively. The committee also believes that a prospective nominee should be willing to limit the number of other corporate boards on which he or she serves so that the proposed director is able to devote adequate time to his or her duties to the Company, including preparing for and attending Board and committee meetings. In addition, the re-nomination of existing directors is not viewed as automatic, but based on continuing qualification under the criteria set forth above. In addition, the Committee considers the existing director’s performance on the Board and on any committee on which such director serves, including attendance at Board and committee meetings.

The Nominating Committee held its meeting for nominating directors for election at the 2006 annual meeting in 2007.

Procedure for Shareholders to Nominate Directors

Any shareholder who intends to present a director nomination proposal for consideration at the 2008 Annual Meeting and intends to have that proposal included in the proxy statement and related materials for the 2008 Annual Meeting must deliver a written copy of the proposal to the Company no later than the deadline, and in accordance with the procedures, specified under “Shareholder Proposals” in this proxy statement, and in accordance with the requirements of SEC Rule 14a-8.

If a shareholder does not comply with the foregoing procedures, the shareholder may use the procedures set forth in the Company’s Bylaws, although the Company would not in the latter case be required to include the nomination as a proposal in the proxy statement and proxy card mailed to stockholders in connection with the next annual meeting.

The shareholder nomination proposal referred to above must set forth (1) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (2) a representation that the shareholder is a shareholder of record of stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the proposal; (3) a description of the arrangements or understandings between the shareholder and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (4) such other information regarding each nominee proposed by the shareholder as would have been required to be included in a proxy statement filed under the proxy rules of the SEC had each nominee been nominated or intended to be nominated by the Board of Directors; and (5) the consent of each nominee to serve as a director of Company if elected. The Nominating Committee may refuse to acknowledge a proposal for the nomination of any person not made in accordance with the foregoing procedure. Recommendations for nominees should be sent to: Minrad International, Inc., Attention: Board Nominations, 50 Cobham Drive, Orchard Park, New York 14127.

Code of Ethics

We adopted a Code of Ethics that applies to our principal executive officer, principal financial officer and controller or principal accounting officer, or persons performing similar functions. Our Code of Ethics was filed as an exhibit to our Annual Report for the Transition Period ended December 31, 2004 and has been placed on the Company’s website at www.minrad.com.

Communications Between Stockholders and the Board of Directors

The Audit Committee has undertaken on behalf of the Board of Directors to be the recipient of communications from shareholders relating to the Company. Any record or beneficial owner of the Company’s common stock who wishes to communicate with the Board of Directors should contact the Audit Committee. If particular communications are directed to the full Board, independent directors as a group, or individual directors, the Audit Committee will route these communications to appropriate committees or directors if the intended recipients are clearly indicated. Any record or beneficial owner of the Company’s common stock who has concerns about the Company’s accounting, internal accounting controls, or auditing matters relating to the Company should also contact the Audit Committee. Written communications should be addressed to Minrad International, Inc, 50 Cobham Drive, Orchard Park, New York 14127, Attention: Chairman of the Audit Committee. Communications that are intended to be anonymous should be sent to the same address but without indicating your name or address, and with an interior envelope addressed to the specific committees or directors you wish to communicate with.

Policy on Board Members’ Attendance at Annual Meetings

We believe that the annual meeting of stockholders is a good opportunity for the stockholders to meet and, if appropriate, ask questions of the Board of Directors. It is also a good opportunity for the members of the Board of Directors to hear any feedback the stockholders may share with the Company at the meeting. It is our policy that our directors are invited and strongly encouraged to attend the Company’s annual meeting of stockholders. We will reimburse all reasonable out of pocket traveling expenses incurred by the directors in attending the annual meeting. Last year all members of our Board of Directors attended the annual meeting of shareholders.

Report of the Audit Committee

The Audit Committee is comprised of three members of our Board of Directors. The Board of Directors has reviewed the independence of the Audit Committee members under the standards of the Securities and Exchange Commission and the American Stock Exchange applicable to Audit Committee members of listed issuers. The Board of Directors has determined that all of the Audit Committee members are independent under those standards.

The duties and responsibilities of the Audit Committee are set forth in our Audit Committee Charter. The full text of the Audit Committee Charter has been placed on our website at www.minrad.com.

The Company’s management is responsible for the Company’s internal accounting controls and the reporting process. The Company’s independent auditors, Freed Maxick & Battaglia CPAs, PC, are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a response thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management. In addition, the Audit Committee has discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (“Communications with Audit Committees”).

The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committee,” and has discussed with the independent auditors their independence. The Audit Committee also has considered whether the independent auditor’s provision of non-audit services to the Company is compatible with Freed’s independence.

Based on the Audit Committee’s discussions with management and the independent auditors, the Audit Committee’s review of the representations of management, and the report of the independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Minrad International, Inc. Report for the fiscal year ended December 31, 2007 on Form 10-KSB for filing with the Securities and Exchange Commission.

This report is submitted by the Audit Committee of the Board of Directors.

Duane Hopper (Chairperson)
Robert Lifeso
Theodore Stanley

The information provided in the preceding Audit Committee Report will not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Securities Exchange Act, unless in the future the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into any filing under the Securities Act or the Securities Exchange Act.

Audit Committee Approvals

The Audit Committee is responsible for reviewing and pre-approving any non-audit services to be performed by the Company’s independent auditors. The Audit Committee has approved in advance each new engagement of the Company’s independent auditors to perform non-audit services. The members of the Audit Committee of the Board of Directors of the Company considered that the provision of the services and the payment of the fees described above are compatible with maintaining the independence of Freed.

The Board of Directors, upon the recommendation of the Audit Committee has selected Freed as the independent accountant for the current fiscal year ending December 31, 2008. It is expected that a representative of Freed will be present at the Annual Meeting and will have the opportunity to make a statement if the representative desires to do so and will be available to respond to appropriate questions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our directors, executive officers, and persons who own more than ten percent of our outstanding common stock file with the SEC initial reports of beneficial ownership and reports of changes to their stock ownership. Persons who are required to make these filings are also required to provide us with a copy of all Section 16(a) reports.

To our knowledge, based solely on a review of the copies of the reports furnished to us and on written representations that no other reports were required, all Section 16(a) filing requirements applicable to our directors, executive officers and the beneficial owners of greater than 10% of our outstanding common stock, with ten exceptions, were complied with during the fiscal year ending December 31, 2007. The Form 5’s for William Burns, Kirk Kamsler, Dennis Goupil, Terrence Vollrath, John McNeirney, William Rolfe, and Richard Tamulski covering monthly transactions for each officer’s 401(k) account in 2007, were filed late in 2008. The Form 4’s showing initial ownership of Dennis Goupil, Terrence Vollrath and Brett Zbar were filed late due to administrative errors at the Company.

EXECUTIVE COMPENSATION

The following table provides compensation information concerning our Principle Executive Officer (PEO), the two most highly compensated executive officers other than the PEO, and one other individual who would have been included had he not left the organization prior to December 31, 2007. The compensation included in the following table includes compensation earned from, or paid by, Minrad International, Inc., as applicable, during the periods covered.

SUMMARY COMPENSATION TABLE

				Stock	Option	All Other	Total
		Salary	Bonus	Awards	Awards	Compensation	Compensation
Name and Principle Position	Year	($)	($)(a)	($)(b)	($)(c)	($)(d)	($)

William H. Burns, Jr.	2007	275,000	16,892	1,200	427,000	1,230	721,322
Chairman and CEO(1)	2006	225,961	84,570	1,200	388,974	1,200	701,905
Dennis Goupil	2007	78,000	125,000	1,200	250,750	36,200	491,150
Executive Vice President and CTO(2)	2006	—	—	—	—	—	—
Kirk D. Kamsler	2007	175,000	—	1,200	30,500	14,645	221,345
Senior Vice President of Commercial Development	2006	140,000	30,501	1,200	63,140	11,000	245,841

(a)	The amount of bonus compensation is calculated based on a percentage of net or gross profit (or increase in gross profit), as well as for certain executives, contractual minimums, according to the employee’s employment agreement. The percentage is based on position and is approved by the compensation committee.

(b)	Stock purchases are made through the Company’s 401(k) plan, in the amount of $100 per month.

(c)	During the year ended December 31, 2006, the Company granted performance based options that are exercisable upon meeting certain milestone performance thresholds. As of December 31, 2006, Management determined the probability of achieving these performance thresholds by the option expiration date of September 30, 2007 and valued them accordingly. Options which were determined to be unlikely to be earned prior to the option expiration date of September 30, 2007 were not valued and not included in compensation.

During the year ended December 31, 2007, the Company granted performance based options that are exercisable upon meeting certain milestone performance thresholds. Management has determined the probability of achieving these performance thresholds by the option expiration date of December 31, 2008 and valued them accordingly (See Note 10 of the December 31, 2007 Consolidated Financial Statements). Options which management believes will not be earned prior to the option expiration date of December 31, 2008 are not valued and are not included.

(d)	Other compensation includes the cash portion of the Company’s retirement plan contribution and travel allowances, and in the case of Mr. Goupil, relocation payments.

(1)	Mr. Burns served as President and CEO of Minrad International, Inc. from December 16, 2004 through January 3, 2006. On January 4, 2006, Mr. Burns relinquished the title of President of Minrad International, Inc.

(2)	Mr. Goupil served as Senior Vice President from August 2007 through December 2007. On January 1, 2008, Mr. Goupil was appointed to the position of Executive Vice President and Chief Technology Officer of Minrad International, Inc., a position he currently holds.

Compensation Philosophy

The Compensation Committee of our Board of Directors, in conjunction with the overall Board of Directors has adopted a compensation philosophy which we believe has the ability to attract talented executives we will need to hire as we grow, retain the current members of our management staff, and motivate those current members to achieve results by aligning their financial rewards with the success of the Company.

To achieve the Company’s compensation objectives, the Company has three primary components to its compensation structure, they are:

Base Salary and Benefits — Each executive officer receives a base salary, which is paid in 26 annual installments, when determining base salary, the company considers a number of factors, including, what we believe is appropriate for the position, company size and location of employment, and whether the salary will be competitive with that paid to those employed in similar positions with other companies in our peer group. In addition to their base salary, each executive officer receives the standard benefit package offered to all employees (including health insurance, 401(k) and paid leave.)

Annual Incentives — Each executive officer is eligible to be paid incentive payments each period. These payments are paid quarterly, after the release of the previous quarters financial results. The payment is determined based on the individual officers positions and is referenced in either their employment agreement (where one exists) or in their offer or promotion letter. These payments are based on either a percentage of net or gross profit, and we believe motivates our executive officers to increase the overall profit of the business.

Long Term Incentives — Each executive officer receives two types of equity based compensation in the form of stock options. When an executive starts with the Company they will receive a qualified stock option grant, the number options based on the position, which will have an exercise price set at 110% of the closing stock price on the grant date rounded up to the nearest nickel. The second form of equity compensation used by the company is milestone performance options. Each executive has been granted options to acquire stock which become exercisable upon the company meeting certain performance milestones. The exercise price, is equal to 110% of the closing stock price on the date of grant, rounded up to the nearest $0.05. The milestone options with a performance goal expire on December 31, 2008, if the performance goal associated with that milestone has not yet been achieved. In 2006, a previous set of milestone performance options were granted to executives, which expired on September 30, 2007, for those performance goals which had not been met prior to September 30, 2007, the associated performance milestone options were forfeited as of that date.

David DiGiacinto, who joined our company as President and Chief Operating Officer on April 1, 2008 was granted options as an inducement to his becoming an employee of the Company, a portion vest over time, provided he continues to be employed and other portions vest either upon a change in control or the Company reaching milestones based on positive cash flow. The exercise price was based upon the exercise price of the stock on the date of the grant.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

										Equity
										Incentive
									Equity	Plan
	Option Awards								Incentive	Awards:
			Equity						Plan	Market
			Incentive						Awards:	or Payout
			Plan						Number of	Value of
			Awards:					Market	Unearned	Unearned
	Number of	Number of	Number of				Number of	Value of	Shares,	Shares,
	Securities	Securities	Securities				Shares or	Shares or	Units or	Units or
	Underlying	Underlying	Underlying				Units of	Units of	Other	Other
	Unexercised	Unexercised	Unexercised	Option	Option		Stock that	Stock that	Rights that	Rights that
	Options (#)	Options (#)	Unearned	Exercise	Expiration		have not	have not	have not	have not
Name and Principle Position	Exercisable	Unexercisable	Options (#)	Price ($)	Date		Vested (#)	Vested ($)	Vested (#)	Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)		(g)	(h)	(i)	(j)

William H. Burns, Jr.	456,668	—	—	1.40		(1)	—	—	—	—
Chairman, and CEO	212,918	—	—	1.40		(2)	—	—	—	—
	84,500	—	—	4.25	9/30/08		—	—	—	—
	—	—	350,000	5.30		(3)	—	—	—	—
	—	—	400,000	5.30		(4)	—	—	—	—
Total	754,086	—	750,000
Dennis Goupil	—	62,500	—	6.35	6/25/2010		—	—	—	—
Executive Vice President	—	62,500	—	6.35	6/25/2011		—	—	—	—
and CTO	50,000	—	—	3.05	12/16/2009		—	—	—	—
	—	—	25,000	5.30		(3)	—	—	—	—
	—	—	50,000	5.30		(4)	—	—	—	—
Total	50,000	125,000	75,000
Kirk D. Kamsler	66,250	—	—	1.40	4/30/2010		—	—	—	—
Senior Vice President of	66,250	—	—	1.40	4/30/2011		—	—	—	—
Commercial Development	5,000	—	—	1.90	9/30/2010		—	—	—	—
	20,000	—	—	4.25	9/30/2011		—	—	—	—
	—	—	25,000	5.30		(3)	—	—	—	—
	—	—	50,000	5.30		(4)	—	—	—	—
Total	157,500		75,000

(1)	Mr. Burns’ total award of 600,000 options vest monthly at a rate of 16,667 options per month during the period from May 2004 to April 1, 2007. These options expire five years after vesting.

(2)	Mr. Burns’ total award of 285,000 options vest monthly at a rate of 7,917 options per month during the period from March 1, 2004 to February 1, 2007. These options expire five years after vesting.

(3)	Performance options that are expected to vest by the option expiration date of December 31, 2008. The options will expire two years after vesting.

(4)	Performance options that are not expected to vest by the deadline of December 31, 2008. The options are expected to be forfeited.

Except as indicated in the Summary Compensation Table, Minrad International Inc. did not make any awards under long term incentive plans to the executive officers named in that table during the fiscal year ended December 31, 2007.

Employment Agreements and Management Compensation

William H. Burns, Jr. On October 31, 2006 Minrad International, Inc. entered into an employment agreement with William H. Burns, its Chief Executive Officer. The agreement provides for the continuation of Mr. Burns employment through December 31, 2008. This agreement cancels and replaces in its entirety the employment agreement made as of March 1, 2004. Mr. Burns’ compensation includes a base salary of $275,000 plus a bonus. Mr. Burns’ bonus is based on a number of mutually agreed upon individual and corporate performance targets, including a portion of increases in gross profit after distribution expenses, a portion of increases in operating margin and a number of other milestones. The maximum amount that can be earned by Mr. Burns in any bonus year is $724,999.

David DiGiacinto On March 28, 2008, David DiGiacinto entered into an employment agreement with Minrad providing for a base salary of $225,000. He will be entitled to a bonus of up to 50% of his base salary for each full fiscal year during which he is employed based on corporate and individual performance targets and milestones to be agreed to between Mr. DiGiacinto and the Compensation Committee of the Board of Directors within the 45 days of the date of the agreement. The term of his employment agreement will expire on March 31, 2010.

Under the employment agreement, Mr. DiGiacinto may be terminated by the Company for cause, including material breach of his employment agreement, failure or refusal to faithfully and diligently perform his duties, dishonesty to the Company, conviction of a crime causing the termination or suspension of any Company license, felony conviction, or excessive absence not related to a disability. If his employment is terminated for cause he will be entitled to salary and fringe benefits accrued through the date of termination and all unexercised options will be cancelled. If Mr. DiGiacinto is terminated without cause during the term of the agreement, he will be entitled to his base salary for the remainder of the term or one year, whichever is shorter, but in no event less than six months.

The agreement provides Mr. DiGiacinto will be granted options to acquire Minrad common stock as follows: (i) options to acquire 317,500 shares that will vest if he continues to be employed by Minrad through September 30, 2008; (ii) options to acquire 635,000 shares, 1/18th of which will vest each month of his continued employment from October, 2008 through March, 2010; and (iii) options to acquire 1,111,250 shares that (a) will all vest upon a change of control in a transaction having a valuation of $4.00 or more and subsequent termination of his employment, or (b) 317,500 of which will vest upon the company reporting positive cash flow for two consecutive quarters and 158,750 which will vest upon the Company reporting positive cash flow for each subsequent fiscal quarter during the term of his employment agreement.

Director Compensation

Effective April 21, 2005 the shareholders approved a plan providing for non-employee directors, or outside directors, to be paid a fee for his or her attendance at each Board meeting and Committee meeting of which he is a member. The fee payable to an Outside Director for attendance in person or telephonically is $1,000 for a Board of Directors meeting and $500 for each Committee meeting. The fees are payable 50% in cash and 50% in common stock, par value of $.01 per share. The fees paid in 2007 are as follows:

					Non-qualified
	Fees Earned				Deferred
	or Paid	Stock	Option	Non-Equity	Compensation	All Other
	in Cash	Awards	Awards	Incentive Plan	Earnings	Compensation	Total
Name	($)	($)	($)(a)	Compensation	($)	($)	($)

Dave DiGiacinto	10,750	10,750	7,625				29,125
David Donaldson	9,750	9,750	7,625				27,125
Donald Farley	9,000	9,000	7,625				25,625
Duane Hopper	12,250	12,250	7,625				32,125
Robert Lifeso	10,250	10,250	28,025				48,525
John Rousseau(b)	9,000	9,000	—				18,000
Theodore Stanley	8,750	8,750	76,125				93,625
Brett Zbar	9,250	—	68,500				77,750

(a)	During the year ended December 31, 2007, the Company granted performance based options that are exercisable upon the Company meeting certain milestone performance thresholds. Management has determined the probability of achieving these milestones by the option expiration date of December 31, 2008 and valued them accordingly (See Note 10 of the Financial Statements). Options which management believes will not be earned prior to the deadline of December 31, 2008 are not valued and are not included.

(b)	Resigned from the Board of Directors, effective October 16, 2007

Compensation Philosophy

The Board of Directors has designed a compensation philosophy for our directors which we believe has the ability to attract and retain directors that will be an asset to our board.

To achieve these objectives, the Company has designed two primary compensation tools for our directors, these are:

Meeting fees — For each board or committee meeting a director attends, the Company will compensate the director in a fee payable in cash and company stock; and

Performance Milestone Options — In aligning the directors goals with those of the Company, and shareholders each director is granted a number of performance milestone options, which similar to those granted to executive officers, become exercisable upon the attainment of certain performance milestones by the Company.

In addition, the compensation committee of the Board of Directors approved annual compensation for non-employee members of the Scientific Advisory Board. The compensation includes a $2,000 annual retainer, along with $5,000 for attendance at the annual Scientific Advisory meeting and $5,000 for attendance and presentation at the annual International Distributor meeting. Three members of the Board of Directors are also on the Scientific Advisory Board and may make up to a maximum of $12,000 for their Scientific Advisory Board Services in any year. They are Dave Donaldson, Robert Lifeso and Theodore Stanley (who was appointed on March 13, 2007.)

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 28, 2008, David DiGiacinto, a director of the Company, entered into an employment dated March 28, 2008, pursuant to which he will become our President and Chief Operating Officer on April 1, 2008 and become Chief Executive Officer on January 1, 2009. The material terms of his employment agreement are set forth under Item 10 of this 10KSB, under the heading “Employment Agreement and Management Compensation”.

STOCKHOLDER PROPOSALS

Proposals that are intended to be presented by a stockholder at our 2008 Annual Meeting of Stockholders and included in our proxy materials must be received at our principal offices in Buffalo, New York no later than December 26, 2008 for inclusion in the proxy materials for that meeting (unless the date of our 2008 Annual Meeting has been changed by more than 30 days from the date of this year’s meeting, in which case the deadline is a reasonable time before we mail our proxy materials), and must meet all of the other requirements of Rule 14a-8 of the Commission.

ANNUAL REPORT TO THE SECURITIES AND EXCHANGE
COMMISSION ON FORM 10-KSB

We are required to file an annual report on Form 10-KSB and quarterly reports on Form 10-QSB with the Commission. A copy of Form 10-KSB for the year ended December 31, 2007 is being simultaneously mailed to stockholders. These documents shall be deemed to be incorporated by reference herein and a part hereof but should not be considered part of the soliciting material. Upon the request of any shareholder, the Company will provide a copy of each of the exhibits indicated as filed with the Form 10-KSB provided that shareholder pays the Company’s reasonable expenses in furnishing the exhibits.

OTHER MATTERS

The directors of the Company know of no other matters to be brought before the meeting. If any other matters properly come before the meeting, including any adjournment or adjournments thereof, it is intended that proxies received in response to this solicitation will be voted on such matters in the discretion of the person or persons named in the accompanying proxy form.

By Order of the Board of Directors

/s/  Charles R. Trego, Jr.
Charles R. Trego, Jr.
Executive Vice President and Chief Financial Officer

Orchard Park, New York
April 21, 2008

ANNUAL MEETING OF STOCKHOLDERS OF
MINRAD INTERNATIONAL, INC.
May 14, 2008
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

20830000000000000000 4	051408

DIRECTORS RECOMMEND: A VOTE FOR ELECTION OF THE FOLLOWING NOMINEES.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1.
ELECTION OF DIRECTORS. To elect the following eight (8) persons to our Board of Directors to serve until the 2008 Annual Meeting of Stockholders and until their successors are elected and have qualified:

☐		NOMINEES:
	FOR ALL NOMINEES	¡ ¡	WILLIAM H. BURNS, JR. DAVID DIGIACINTO
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	DAVID DONALDSON DONALD FARLEY
		¡	DUANE HOPPER
☐	FOR ALL EXCEPT (See instructions below)	¡ ¡	ROBERT LIFESO THEODORE STANLEY
		¡	BRETT ZBAR

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:	●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	AMENDMENT OF 2004 STOCK OPTION PLAN. To ammend the Company’s 2004 Stock Option Plan to increase the number of shares of common stock that may be issued pursuant to the plan by 4,000,000 shares:	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment(s) thereof.

NO POSTAGE IS REQUIRED IF THIS PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE UNITED STATES.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0
MINRAD INTERNATIONAL, INC.
ANNUAL MEETING OF STOCKHOLDERS - May 14, 2008

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      The undersigned hereby appoints William H. Burns, Jr. and Richard P. Tamulski, or either one of them, with full power of substitution, as proxy or proxies of the undersigned for the Annual Meeting of Stockholders of Minrad International, Inc. (the “Company”) to be held on May 14, 2008 at 4:00 p.m. local time, at our current corporate headquarters located at 50 Cobham Drive, Orchard Park, NY 14127, and at any adjournment thereof, there to vote all shares of common stock which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting.

(Continued and to be signed on the reverse side.)
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